EXHIBIT 21

Subsidiaries of Talk Visual Corporation


Jurisdiction
Of Incorporation           Name
----------------           ----------------------------------------------

California                 Sacramento Results, Inc.

Ontario, Canada            The Ontario International Property Corporation

New York                   Mundo Express of NY, Ltd.

Florida                    Visual Express Corporation

Florida                    Videocall Miami, Inc.

Florida                    Talk Visual Retail Acquisitions, Inc.

Dominican Republic         Talk Visual Dominicana